Exhibit 7.1

April 10, 2012

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N W
Washington DC  20549

Re:   Command Center, Inc.

Commission File Number 000-53088

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Command Center, Inc. in Item 4.02 of its Form 8-K dated April 10, 2012 and captioned "Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K

Sincerely,

MartinelliMick PLLC